UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

April 2, 2019

Date of Report (date of earliest event reported)

AirXpanders, Inc.

(Exact name of Registrant as specified in charter)

Delaware	000-55781	20-2555438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

3047 Orchard Parkway, San Jose, CA, 95134

(Address of principal executive offices)

Registrant's telephone number, including area code: (650) 390-9000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 - Results of Operations and Financial Condition.

On April 2, 2019 (Australia Time), AirXpanders, Inc. filed an announcement of a voluntary suspension of trading with the Australian Securities Exchange (the “ASX”), which included the Company's expectations of net revenues for the quarter ended March 31, 2019. A copy of the announcement is furnished hereto as Exhibit 99.1.

The Company currently anticipates preliminary unaudited net revenues for the quarter ended March 31, 2019, to be in a range of US$1.65 million to US$1.75 million.

The information in this Item 2.02 and in the Quarterly Report furnished as Exhibit 99.1 to this current report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 2.02 and in the Quarterly Report furnished as Exhibit 99.1 to this current report shall not be incorporated by reference into any filing with the U.S. Securities and Exchange Commission made by the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Announcement of Voluntary Suspension of Trading

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 2, 2019	AIRXPANDERS, INC.

/S/ Scott Murcray
Scott Murcray Chief Financial Officer and Chief Operating Officer
(Duly Authorized Officer)